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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-74162 and No. 333-89154 of Advance Auto Parts, Inc. and subsidiaries on Form S-8 of our report dated March 7, 2003, appearing in the Annual Report on Form 10-K of Advance Auto Parts, Inc. and subsidiaries for the year ended
December 28, 2002.

DELOITTE & TOUCHE LLP

McLean, Virginia
March 21, 2003